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                                                                   EXHIBIT 10.2

                           LIMITED LICENSE AGREEMENT

         This Limited License Agreement (the "Agreement") is made the 8th day of March "100") by and between OWENS-BROCKWAY GLASS CONTAINER INC. ("Owens-Brockway" or " "Owens") and ANCHOR GLASS CONTAINER CORPORATION ("Anchor").

         WHEREAS, in connection with and as contemplated by the Settlement Agreement among Owens-Brockway, Owens-Illinois, Inc. and Anchor dated March 8. 2002 (the "Settlement Agreement"), the parties to this Limited License Agreement desire to terminate the existing Technical Assistance and License Agreement between Owens-Brockway and Anchor dated December 18, 1996 (the "TALA"); and

         WHEREAS, as part of that Settlement Agreement, the parties hereto further wish to provide for the continued use by Anchor of such patented and unpatented processes, machinery or equipment incorporating or embodying Technical Information (as defined herein), including but not limited to Licensed Patents and Licensed Trade Secrets (each as defined herein) as may have been commercially practiced by Anchor in the Licensed Territory while the TALA was in effect or voluntarily made available to .Anchor during the term of the Limited License hereunder (the "Technical Information in Place");

         NOW THEREFORE, in consideration of the agreements set forth in the Settlement Agreement and hereinafter expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Owens-Brockway and Anchor agree as follows:

I.       DEFINITIONS

         (a) The term "Affiliate" shall mean, with respect to any person, any person which directly or indirectly controls or is controlled by or is under common control with such person.

         (b) The term "control" (including the terms "controlling," "controlled by" and under "common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person.

         (c) The term "Antitrust Sensitive Information" shall mean any information (including, without limitation, information relating to pricing, costs, sales, credit, marketing or production capacity) which, in the opinion of the party requested to disclose or license such information, is sensitive from the standpoint of the antitrust laws of the United States or any political subdivision thereof the "antitrust laws") and the disclosure


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                                                                              2


or licensing of which in the opinion of such party would be inappropriate from the standpoint of the antitrust laws or would result in a violation of the antitrust laws.

         (d) The term "Licensed Products" shall mean soda-lime glass containers such as bottles and jars made substantially of nitrous soda-lime silicate composition.

         (e) The term "Technical Information" shall mean all technical facts, information, data or advice, whether written or oral (including, without limitation, reports, letters, drawings, training and operating manuals, specifications, bills of materials, photographs, advertisements, and the like), relating to furnaces, compositions, product designs, machines, molds, methods, techniques, processes, factory administration and scheduling management, and access to associated computer services, which were or are made available to Anchor pursuant to the TALA or voluntarily under this Agreement by Owens-Brockway or any transferee of Owens-Brockway's computer services department, including multiple gob narrow neck press and blow forming technology and equipment and the rights thereto as developed by Owens-Brockway or acquired by Owens-Brockway from Hermann Heye of Obernkirchen. Federal Republic of Germany (the multiple gob narrow neck press and blow forming technology, including applicable know-how and trade secrets and equipment as the same may be improved and upgraded from time to time, shall be collectively referred to as the "Multiple Gob Press and Blow Technology"), but shall not include:

                  (i) any facts, information, data, advice or computer services that Owens-Brockway received from third parties and which could not or may not lawfully be disclosed by it, or the utilization of which requires or would have required the payment by Owens-Brockway of royalties to third parties;

                  (ii) any facts, information, data, advice or computer services that Owens-Brockway developed for, or in cooperation with, third parties, and which it is obligated to maintain in confidence:

                  (iii) any facts, data, formulas, compositions, processes, apparatus, computer programs, compilations of information or any other patented or unpatented technology, information or equipment relating to the Owens-Brockway development known as "cased gob technology." thereby a glass container of a first composition is formed with an outer glass layer of a second composition; or

                  (iv)     any Antitrust Sensitive Information.

         Owens-Brockway and Anchor acknowledge and agree that computer programs which function to provide management information (e.g.. programs for product information computer and control system supervisory computer) or function to control machinery/equipment provided by Owens-Brockway (e.g.. programs for Com-Soc. Auto-Mot, batch computing furnace computer and glass conditioning computer) have been or may be provided by Owens-Brockway only as an integral part of such



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                                                                              3


machinery/equipment unless otherwise specifically agreed upon by Owens-Brockway all computer-programs being considered trade secrets of Owens-Brockway.

         (f) The term "Licensed Territory" shall mean the United States of America.

         (g) The term "Licensed Patent" shall mean any patent of the Licensed Territory pertaining to Licensed Products, including the manufacture thereof, owned or acquired by Owens-Brockway or in which Owens-Brockway has or had licensable rights and which is based on any item of Technical Information.

         (h) The term "Licensed Trade Secret" shall mean any and all Technical Information of a confidential nature or in which Owens-Brockway has licensable proprietary rights such as formulas, processes, apparatus, compilations of information and the like which was or is used by Owens-Brockway in the Licensed Territory to give it an advantage over competitors who did or do not use it and which was or is designated in writing as a trade secret at the time of disclosure or thereafter. It is understood that the term "Licensed Trade Secret" shall include both industrial and commercial trade secrets.

         (i) The term "Net Sales Price" shall mean the sales price for shipments of Licensed Products as itemized on customer invoices, debit memos and credit memos net of (i) discounts and allowances made in the ordinary course of business, (ii) expenses relating to freight, transportation, insurance, packaging and non-glass accessories or components, (Hi) sales and use taxes and other similar governmental charges and (iv) returns for credit. In the case of Licensed Products sold by Anchor to any other person which is so closely allied to Anchor as to prevent arm's-length bargaining, the Net Sales Price shall be no lower than the net sales price charged by such seller for similar products sold in the same period to customers not thus closely allied. Anchor shall not change the method or system it uses to invoice customers, or otherwise change its accounting methodology, in order to reduce the amount of payments to be made to Owens-Brockway under paragraph III.A.3.

         (j) The term "person" shall mean any natural person, corporation, division of a corporation, business trust, joint venture, association, company or partnership.

         (k) The term "Prime Rate" shall mean at any time the rate of interest per annum publicly announced from time to time by Citibank. N.A. as its prime rate in effect at its principal office in New York, New York.

         (1) The term "Subsidiary" shall mean a person, a majority of the total outstanding Voting Power of which is owned, directly or indirectly, by a parry.

         (m) The term "Voting Power," when used with reference to the capital stock of. or other ownership interest in, any person, shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to exercise rights



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                                                                              4


in respect of such person equivalent to the right to vote in the election of directors (if such person is not a corporation).

         (n) The term "Settlement Agreement" shall have the meaning set forth in the recitals hereto.

         (o) The term "TALA" shall have the meaning set forth in the recitals hereto.

         (p) The term "Technical Information in Place" shall have the meaning set forth in the recitals hereto.

II.      TERMINATION OF THE TALA

         A. Owens-Brockway and Anchor hereby terminate the TALA effective as of the effective date of this Agreement, which shall be the Effective Date of the Settlement Agreement (as defined therein). Following the effective date of this Agreement, the panics shall have no rights or obligations under the TALA.

         B. Except as otherwise provided herein. Anchor hereby agrees to relinquish any and all rights it may have or once had under the TALA to use or obtain, in any way, any Technical Information generated, created, developed, conceived or reduced to practice by Owens-Brockway subsequent to the effective date of this Agreement. No patent or other rights which Owens-Brockway may obtain with respect to such subsequent Technical Information shall limit or restrict Anchor's right to and use of Technical Information in Place. Nothing in this Agreement shall limit Anchor's right or privilege to challenge Owens-Brockway's patent or other rights in such subsequent Technical Information or to assert a right or privilege to use such subsequent Technical Information lawfully obtained from any other source (including lawful licenses from third parties) as long as Anchor does not base its rights or privileges directly or indirectly upon the TALA or this Agreement (except to the extent that such subsequent Technical Information has voluntarily been made available to Anchor by Owens-Brockway and otherwise meets the definition of Technical Information in Place under this Agreement).


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                                                                              5

III.     LIMITED LICENSE AND PAID-UP LICENSE TO USE TECHNICAL INFORMATION

         A. Owens-Brockway hereby grants to Anchor, and Anchor hereby accepts, a non-exclusive, non-divisible, non-transferable right and license under the Licensed Patents and Licensed Trade Secrets to use Technical Information in Place at any Anchor Facility (as that term is defined in the Settlement Agreement) located within the Licensed Territory (the "Limited License") under the following terms and conditions:

                  1. The term of this Limited License shall extend until December 31. 2005.

                  2. No Subsidiary or Affiliate of Anchor, wherever located, shall have any right under this Agreement without Owens-Brockway's express written consent.

                  3. Subject to paragraph 111.1.1 hereof.-the Limited License granted by Owens-Brockway hereunder is contingent upon and subject to the timely payment of royalties by Anchor at the rate of three tenths of one percent (.3%) of the Net Sales Price of all Licensed Products manufactured under this Limited License which axe sold or otherwise transferred by Anchor during the term of this Limited License. Such royalty payments shall be calculated during the term of this Limited License as of the end of each calendar quarter and. to the extent applicable, amounts denominated in a foreign currency shall be converted into United States Dollars using the official exchange rate if one exists or otherwise at the exchange rate announced by Citibank. N.A. of New York, New York as of such date.

                           It is understood and agreed that these royalty payments based upon Net Sales Price arc for the administrative convenience of the panics in avoiding determinations of the extent of the use of the various Licensed Patents and Licensed Trade Secrets, and associated bookkeeping and reporting, and include the payment for patent rights under the Licensed Patents.

                           In addition to the patent licenses and rights obtained under the Licensed Patents, the parties agree that the royalty payments has<d on Net Sales Price art in consideration for the right of access to Technical Information in Place and the right to use unpatented Technical Information in Place and Licensed Trade Secrets. I he panics agree that the fair value of these rights and licenses is as specified herein.


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                                                                              6


                           Anchor shall further pay all taxes and governmental impositions of every character, other than income and similar taxes (including those which must be withheld by Anchor on account for Owens-Brockway), required by law to be paid by Owens-Brockway or Anchor as a tax upon, or as a condition or prerequisite of receipt of. payments provided for by this paragraph III.A.3. or by other provisions of this Limited License. As to any income and similar taxes withheld from payment hereunder. Anchor shall provide Owens-Brockway with certificates evidencing the payment and amount of such taxes.

                           It is contemplated by the parties that Anchor will be responsible for collecting all reports and payments due Owens-Brockway and to deliver such reports and payments to Owens-Brockway to insure the performance of the terms and conditions of this Limited License by Anchor. For the avoidance of doubt, Anchor shall owe royalties with regard to all Licensed Products manufactured within the Licensed Territory and sold or otherwise transferred by it during the term of the Limited License, regardless of the extent to which such Licensed Products incorporate or embody, or are manufactured using processes, equipment or machinery incorporating or embodying, Technical Information, Licensed Patents or Licensed Trade Secrets.

                  4. If on December 31. 2005, there exists no uncured substantial default under this Limited License, notice of which has been provided to Anchor and the persons entitled to receive such notice under the Assurance Agreement (as defined in the Settlement Agreement), Anchor shall have a paid-up perpetual license to continue to use the Technical Information in Place at any Anchor Facility located within the Licensed Territory commencing upon expiration of this Limited License on December 31, 2005 (the "Paid-Up License"). If on December 31, 2005, there is an outstanding notice of default and/or termination as to which Anchor has timely demanded arbitration and/or an arbitration is pending relating to termination or default, the Paid-Up License shall commence on December 31, 2005 and continue until a final award in the arbitration and thereafter, as the arbitration may or may not determine. If on December 31, 2005, there is an unresolved dispute as to the amount of royalty due which is subject to audit, such dispute will not affect the granting of the Paid-l p License provided that Anchor subsequently pays all royalties due consistent with the audit. If on December 31, 2005 or thereafter, there is a dispute about the existence or terms of the Paid-Up License, that dispute shall be subject to arbitration if requested in accordance with this Agreement. The provisions of Paragraphs


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                                                                              7


                           III.B, III.C. III.D. III.E. III.F. IH.G. III.H. III.I. IV.A. IV.B. IV.C and FV.D below shall apply to any such Paid-Up License, including those provisions requiring the preservation of confidentiality of Technical Information and restricting the use of Technical Information to within the Licensed Territory, except that Paragraph III.C.2 shall not apply to the Paid-Up License and Paragraphs III.G and III.H shall not apply after December 31, 2010.

                  5. The Limited License granted by Owens-Brockway hereunder is contingent upon and subject to the compliance by Anchor with the terms of the Permanent Injunction incorporated in the Final Judgment (as defined in the Settlement Agreement). Subject to the arbitration provisions set forth herein and in the Permanent Injunction, the court entering the Final Judgment shall have sole and exclusive authority to determine whether Anchor has failed to comply with the terms of such Permanent Injunction.

                  6. This Agreement does not restrict the sale throughout the world of Licensed Products made in the Licensed Territory by Anchor: provided, however, that Anchor acknowledges that this Agreement does not grant to Anchor any license under the patents, trade secrets or other intellectual property rights of Owens-Brockway in any country outside of the Licensed Territory.

         B. Anchor agrees that all Technical Information in Place made available or disclosed to it by Owens-Brockway in accordance with the terms of this Agreement or the TALA is solely for the use of Anchor in the Licensed Territory in accordance with this Agreement and shall remain the property of Owens-Brockway, and that, during the term of this Agreement. Anchor shall take all reasonable care to keep any and all such Technical Information in Place confidential and shall not disclose it to any third party (including, without limitation, any person that has an ownership interest in Anchor) or to any director of Anchor which is known to Anchor to be an officer, director, partner, employee or at least 10% stockholder of any person that (x) is a commercial customer or an Affiliate of a commercial customer for glass containers (a "Customer") or (y) is engaged in the manufacture or is an Affiliate of a person engaged in the manufacture of rigid containers of glass, metal or plastic (a "Manufacturer"), unless such Technical Information in Place (i) becomes generally available to the public other than as a result of a disclosure by. or other wrongful act of. Anchor, (ii) was lawfully available to Anchor from a source other than Owens-Brockway, an Affiliate of Owens-Brockway. or a source authorized by any of them, on a non-confidential basis prior to its disclosure to Anchor by any such Owens-Brockway authorized source, (iii) becomes available to Anchor on a non-confidential basis from a source other than Owens-Brockway, an Affiliate of Owens-Brockway, or a


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                                                                              8


                  source authorized by any of them, provided that such source is not to Anchor to be bound by a confidentiality agreement with Owens-Brockway, its Affiliates or an Owens-Brockway authorized source, or (iv) is required by applicable law to be disclosed. The foregoing obligation of confidentiality shall terminate on December 31, 2010.

                  1. Anchor agrees to provide the security necessary to protect Licensed Trade Secrets under the laws of the State of Ohio and the laws of the United States of America.

                  2. Further, and without limitation on the other particular obligations or confidence recited herein. Anchor shall not disregard the obligations of confidence by using the Technical Information in Place to guide a search by it of publications and other p available information, to select a series of items of knowledge from unconnected sources, and to fit them together by use of the integrated disclosure of Technical Information in Place in Place to justify its disregard of the obligations of confidence.

                  3. Anchor has no right to disclose Technical Information in Place which it is obliged to maintain in confidence to any subcontractor without prior approval by Owens-Brockway. Such consent shall not be withheld if the subcontractor is reasonably acceptable to Owens-Brockway, the purpose of the disclosure is solely to permit the manufacture of parts or equipment for use by Anchor in accordance with the terms of this Agreement, and appropriate safeguards are provided to protect the confidentiality of, and any proprietary rights of Owens-Brockway in, such material.

                  4. Until such time as the Permanent Injunction to be entered by the United States District Court for the Southern District of New York as contemplated in
                           Section 4.2 of the Settlement Agreement is no longer in effect. Ownes and Anchor agree that Anchor can fulfill its obligations of confidentiality by instituting and maintaining reasonable security precautions which may include confidentiality agreements for appropriate employees and limited access to Technical Information in Place within Anchor's organization on a need to know basis.

         C. All obligations of Anchor under this Agreement shall be paid at such place as Owens-Brockway shall designate and in United States Dollars. Payments under paragraph 1II.A.3 shall be made within thirty (30) days after the end of each calendar quarter for all Licensed Products sold otherwise transferred by Anchor during said calendar quarter. All other payments due Owens-Brockway by Anchor under this Agreement shall be made within thirty (30) days after receipt of Owens-Brockway invoice.


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                                                                              9


                  1. Any payments not made by Anchor to Owens-Brockway on or before the due date thereof shall bear interest from and after the due date at the Prime Rate in effect on the date payment is due, such interest rate to be adjusted at the beginning of each calendar month thereafter. Even though nonpayment by Anchor might result in termination of this Agreement by Owens-Brockway, such interest shall continue to accrue until complete payment including accrued interest is made. Anchor's obligations under this paragraph to pay such accrued interest to Owens-Brockway at the earliest possible time shall not be nullified by the occurrence of any contingency referred to in paragraph III.E hereof.

                  2. Anchor shall keep accurate records showing the quantity, gross sales prices, allowable deductions. Net Sales Price, purchasers, and date of sale or other transfer of all Licensed Products sold or otherwise transferred by such member during the term of this Agreement, and Anchor shall furnish Owens-Brockway, within thirty (30) days after the end of each calendar quarter, a certificate signed by an officer of Anchor showing the aggregate Net Sales Price for all Licensed Products sold or otherwise disposed of by Anchor during said calendar quarter. Anchor shall, upon written request by Owens-Brockway make said records available for inspection at its place of business during normal business hours and on a confidential basis, by an independent Certified Public Accountant of national standing which is designated by Owens-Brockway (and which is reasonably acceptable to Anchor) who shall certify to Owens-Brockway only the amount of payments due for the period examined. Such Certified Public Accountant shall agree not to communicate to Owens-Brockway or any of its Affiliates any information which it shall acquire during such inspection, other than the amount of payments due to Owens-Brockway. In the event of any disagreement between Anchor and Owens-Brockway as to the amount of payments due Owens-Brockway arising solely as a result of a disagreement in the calculation of the royalties. Anchor and Owens-Brockway agree that the amount of payments certified by such Certified Public Accountant shall, absent manifest error, be deemed to be the amount of payments due to Owens-Brockway.

         D. Owens-Brockway makes no warranty or representation that Anchor's utilization of Technical Information in Place in the Licensed Territory will not infringe patents valid therein which are owned by parties other than Owens-Brockway, nor any warranty or representation as to the validity or scope of any patent under which a license is granted to Anchor under this Agreement. The obligations of Anchor to Owens-Brockway shall be in no way affected, and no obligation of any character of Owens-Brockway to


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                                                                             10


                  Anchor shall be created, by the fact that the utilization of any Technical Information in Place in the Licensed Territory might infringe the patent rights of others. Anchor assumes all risks of liability to any third person by reason of infringement of patents or other rights owned by third persons. Anchor assumes all legal risks of claims and lawsuits (including but not limited to product liability claims, health and safety related claims. environmental pollution related claims and patent infringement claims) associated with Anchor's use of advice of Technical Information in Place received from Owens-Brockway and Anchor agrees to indemnify and hold Owens-Brockway harmless against all reasonable costs, expenses and damages which may result to Owens-Brockway from Anchor's use of Technical Information in Place. It is understood, however, that Owens-Brockway shall provide reasonable assistance in defense of any such claims based on Anchor's use of Technical Information in Place as received from Owens-Brockway at Anchor's request and expense.

         E. If the performance of this Agreement, or of any obligation hereunder is prevented, restricted, or interfered with by reason of:

                  (a) Fire, explosion, breakdown or plant failure of machinery, strike, lockout, labor dispute, casualty or accident, lack of or failure in whole or in part of transportation facilities, epidemic, cyclone, flood, drought, lack of or failure in whole or in part of sources of supply of labor, raw materials or power;

                  (b) War, revolution, civil commotion, acts of public enemies, blockades or embargo;

                  (c) Any law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision, authority or representative of any such government: or

                  (d) Any other acts whatsoever, whether similar or dissimilar to above enumerated, beyond the reasonable control of a party hereto, the party so affected, upon giving prompt notice to the other party, shall be temporarily excused from such performance to the extent of such prevention, restriction or interference, except that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall make up, continue and complete full performance hereunder with the utmost dispatch whenever such causes arc removed: provided, however, that in the event Owens-Brockway or Anchor chooses to consent to the entry of a judgment against it by a United States court of competent jurisdiction or enter into a consent decree with any governmental instrumentality or authority rather than incur substantial expenses or great inconvenience, the entry of such judgment or consent decree shall excuse the consenting party from performance hereunder to the extent that such judgment or consent decree forbids or restrains such performance.

         F. Nothing herein shall be construed as requiring any member of either party to disclose to the other party any knowledge or information in violation of the laws of any country having jurisdiction over such party or in violation of the rules, regulations or requirements of any department, division, or agency of any such country.

                  1. Nothing in this Agreement shall authorize the disclosure of classified security information, material or know-how of the government of the United States.

                  2. Anchor agrees, with respect to any data included in the Technical Information in Place, not to transmit such data to any third party and not to sell products produced by the use of such data to any third parry, when such transmission or sale would be in violation of any laws or regulations of the United States, including but not being limited to regulations of the United States Department of Commerce regarding the export of technical data and the direct products thereof.

         G. Notwithstanding anything to the contrary contained in this Agreement. Anchor will not, without Owens-Brockway's consent, which shall not be unreasonably withheld, (i) issue or transfer a majority of the capital stock or other ownership interest or (ii) otherwise directly or indirectly effect a change in control in Anchor to any Customer or Manufacturer. Notwithstanding anything to the contrary contained in this Agreement. Anchor shall not sell or otherwise transfer any plant owned or operated by Anchor which utilizes Technical Information in Place (including Licensed Trade Secrets or Licensed Patents) to any Customer or Manufacturer. Owens-Brockway will, not later than ten days after written request by Anchor, confirm to Anchor whether or not Owens-Brockway considers a person identified by Anchor to be a Customer or Manufacturer. For purposes of the foregoing, it is expressly understood that it shall not be unreasonable for Owens-Brockway to withhold its consent to a transfer hereunder to a Manufacturer that is a significant competitor of Owens-Brockway, any of its Affiliates or licensees. The foregoing paragraph shall be modified in accordance with Sections 7.1 and 7.2 of the Settlement Agreement. This provision shall not apply, and no notice under paragraph III.H shall be required, in the case of the transfer of (i) all or any portion of the capital stock or other ownership interests of Anchor, or (ii) any Anchor Facility, which in either case does not contain or utilize Technical Information in Place in any equipment or machinery (such as furnaces refiners, forehearths. electric boosts, feeding and delivery systems, forming machines, inspection equipment and the like).


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                                                                             12


         H. Anchor will give Owens-Brockway not less than thirty (30) days prior written notice of any transfer permissible under paragraph III.G of this Agreement. Promptly after receipt of such notice, Owens-Brockway will offer to enter into a technical assistance and license agreement with such transferee with terms substantially similar to the terms of the Limited License set forth in this Agreement including, without limitation, paragraphs III.B. III.F, III.G, III.H and III.I. The amount of the royalty payment shall be reasonably agreed by negotiation between Owens-Brockway and such transferee. In the event Owens-Brockway and such transferee do not promptly agree as to the amount of the royalty, the determination of a reasonable royalty shall be submitted for arbitration in accordance with paragraph III.J; provided that the royalty rate shall in any event not be less than the royalty rate specified in paragraph III.A.3. Any such transfer shall not be consummated prior to the time Owens-Brockway and such transferee have entered into such technical assistance and license agreement, unless Owens-Brockway has failed to comply with the provisions of this paragraph.

         I.       l.       The Limited License and Raid-Up License may be
                           terminated by either party hereto upon any substantial default of the other party by giving written notice specifying the default, and such termination shall become effective at the expiration of sixty (60) days, unless such default is cured within that time or unless the matter has been referred to arbitration in accordance with paragraph
                           III.J of this Agreement.

                  2. In the event of (i) a termination by Owens-Brockway under paragraph III.I.1 or (ii) any termination of this Agreement by a trustee, receiver or similar official in a bankruptcy, receivership or similar proceeding in respect of Anchor. Anchor shall not retain any right to use any Technical Information in
                           Place: shall cease all use of such Technical
                           Information in Place immediately: shall return to Owens-Brockway all materials relating to Technical Information in Place (including copies and excerpts therefrom) previously furnished to Anchor, and shall preserve the confidentiality of such Technical Information in Place in accordance with paragraph HI.B of this Agreement until December 31, 2010 (notwithstanding the termination).

                  3. Any party to this Agreement seeking to prevent termination of the Limited License and. or Paid-Up License from taking effect after receipt of any written notice given pursuant to paragraph III.H. I must do either of the following before such sixty-day period has expired: (a) cure any substantial default specified in the written notice, or (b) commence an arbitration proceeding in the forum and venue specified in Paragraph III.J hereof. Upon expiration of the sixty-day period without either action described in
                           (a) or (b) of the preceding sentence having been taken, the Limited License and/or Paid-Up License shall terminate in accordance with paragraph III.H.2 and be of no further effect. If the notice given pursuant to paragraph III.H.1 does not explicitly demand that the recipient of the notice commence arbitration within sixty (60) days of such notice if arbitration is desired, then arbitration commenced in accordance with paragraph III.J hereof shall prevent automatic termination under this paragraph III.H.3.

         J. All disputes or inabilities to agree arising in connection with the interpretation of this Agreement which cannot be settled by discussion and mutual accord between the parties at the level of at least Corporate Vice President shall be submitted to arbitration under the International Arbitration Rules of the American Arbitration Association (AAA), but no arbitration proceeding may revoke or revise any provision of this Agreement and nothing herein shall preclude Owens-Brockway from seeking judicial enforcement of the terms of the Settlement Agreement or the Final Judgment. There shall be three arbitrators. The seat of the arbitration shall be in New York City, New York. Demand for arbitration shall be made in writing and shall be served upon the party to whom the demand is addressed by registered mail. A mere registered letter will suffice for valid submission to the arbitration court, an agreement of submission to arbitration prior thereto not being necessary. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Nothing herein shall preclude any party from seeking judicial remedies that go beyond the power of the arbitrators to adjudicate.

         K. So long as there does not exist an uncured substantial default under this Agreement which is not the subject of a pending arbitration properly commenced pursuant to the terms of this Agreement, upon request of Anchor, Owens-Brockway will during the term of the Limited License and Paid-Up License offer spare and repair parts to Anchor to the extent such spare or repair parts are made or become available by or through Owens-Brockway to third parties in the ordinary course of Owens-Brockway's business, at prices and on terms generally available to other Owens-Brockway Licensees. All such spare and repair parts furnished to Anchor by Owens-Brockway pursuant to this provision shall be subject to the terms of this Agreement. In the event that spare and repair parts as requested by Anchor are no longer made available to third parties in the ordinary course of Owens-Brockway's business. Anchor shall have the right to manufacture (or to provide the necessary information to others to manufacture) those spare or repair parts which are unavailable from

                  Owens-Brockway as are required to maintain and operate machinery and equipment located in any Anchor Facility which incorporates Technical Information in Place, provided that any third parry engaged by Anchor to manufacture such spare or repair parts is not a Customer or Manufacturer (as those terms are defined in the TALA) and, prior to the receipt by it of any Technical Information in Place, such third party shall have executed and delivered to Anchor and to Owens-Brockway a confidentiality agreement (naming Owens-Brockway as a third party beneficiary) requiring such party not to disclose any information provided to it by Anchor in connection with manufacturing such spare or repair pans.

IV.      GENERAL PROVISIONS

         A. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the designated representative of the parry entitled to receive notice or when sent by certified or registered first class mail, postage prepaid, or by telecopy, hand delivery, or overnight courier, properly addressed to the party entitled to receive such notice at the address stated below or to such other address and to such other person as a parry shall provide by notice given in accordance with the provisions of this paragraph IV.A:

                  If to Owens-Brockway:           If to Anchor:
                  One SeaGate                     4343 Anchor Plaza Parkway
                  Toledo, Ohio 15101              Tampa, Florida 33634
                  Attention: Thomas L. Young      Attention: Richard M. Deneau

                  With a copy to:                 With a copy to:
                  Kerry L. Konrad                 Patricia Farren
                  Simpson Thacher & Bartlett      Cahill Gordon & Reindel
                  425 Lexington Avenue            80 Pine Street
                  New York, New York 10017        New York, New York 10005

         B. This Agreement, including the terms of the Limited License and Paid-Up License, shall be governed by the laws of the State of Ohio without regard to its conflict of law provisions.

         C. Except for the agreed-upon terms concerning the payment to be made pursuant to Section 3.1 of the Settlement Agreement, this Agreement, the Settlement Agreement and the documents attached thereto constitute the entire agreement and understanding between the panics hereto relating to the subject matter hereof.

         D. This Agreement can only he amended in writing by duly authorized officers of the respective panics, and shall be binding upon the successors of Anchor and the successors and assigns of Owens-Brockway, but in that it involves personal technical services of the panics hereto shall not be assignable by Owens-Brockway or Anchor, except Anchor may assign a security interest in this Agreement to any bank or other financial institution and except as otherwise expressly provided herein, without the prior written consent of the other party.

         E. This Limited License Agreement shall only take effect upon the occurrence of the Effective Date of the Settlement Agreement as defined therein, and following satisfaction of the provisions of Articles 12 and 13 of the Settlement Agreement with respect to the effectiveness thereof.

         DATED as of ____________, 2002.

OWENS-BROCKWAY GLASS
CONTAINER INC.



By:
   --------------------------
Title:
      -----------------------
Date:
     ------------------------


ANCHOR GLASS CONTAINER
CORPORATION



By:
   --------------------------
Title:
      -----------------------
Date:
     ------------------------

         E. This Limited License Agreement shall only take effect upon the occurrence of the Effective Date of the Settlement Agreement as defined therein, and following satisfaction of the provisions of Articles 12 and 13 of the Settlement Agreement with respect to the effectiveness thereof.

         DATED as of _____________, 2002.

OWENS-BROCKWAY GLASS
CONTAINER INC.



By:
   --------------------------
Title:
      -----------------------
Date:
     ------------------------


ANCHOR GLASS CONTAINER
CORPORATION



By: /s/ Richard Deneau
   --------------------------
Title: Pres
      -----------------------
Date: Mar 8, 2002
     ------------------------

         DATED as of ___________, 2002.

OWENS-BROCKWAY GLASS
CONTAINER INC.



By: /s/ Thomas J. Young
   --------------------------
Title: V.P.
      -----------------------
Date: 3/8/02
     ------------------------


ANCHOR GLASS CONTAINER
CORPORATION



By:
   --------------------------
Title:
      -----------------------
Date:
     ------------------------